BYLAWS
                                    OF
                         CAVION TECHNOLOGIES, INC.

                             TABLE OF CONTENTS

                                                                      Page
                                                                      ----

ARTICLE I SHAREHOLDERS                                                   1

   1.   Annual Shareholders' Meeting                                     1
   2.   Special Shareholders' Meeting                                    1
   3.   Record Date for Determination of Shareholders                    1
   4.   Voting List                                                      2
   5.   Notice to Shareholders                                           2
   6.   Quorum and Manner of Acting                                      3
   7.   Voting Entitlement of Shares                                     4
   8.   Proxies; Acceptance of Votes and Consents                        4
   9.   Waiver of Notice                                                 4
   10.  Action by Shareholders Without a Meeting                         5
   11.  Meetings by Telecommunications                                   5
   12.  Conduct of Meetings                                              5

ARTICLE II DIRECTORS                                                     5

   1.   Authority of the Board of Directors                              5
   2.   Number                                                           6
   3.   Qualification                                                    6
   4.   Election                                                         6
   5.   Term                                                             6
   6.   Resignation                                                      6
   7.   Removal                                                          6
   8.   Vacancies                                                        6
   9.   Meetings                                                         7
   10.  Notice of Special Meeting                                        7
   11.  Quorum                                                           7
   12.  Waiver of Notice                                                 8
   13.  Attendance by Telephone                                          8
   14.  Deemed Assent to Action                                          8
   15.  Action by Directors Without a Meeting                            8

ARTICLE III COMMITTEES OF THE BOARD OF DIRECTORS                         9

   1.   Committees of the Board of Directors                             9

ARTICLE IV OFFICERS                                                     10

   1.   General                                                         10
   2.   Term                                                            10
   3.   Removal and Resignation                                         10
   4.   President                                                       10
   5.   Vice President                                                  11
   6.   Secretary                                                       11
   7.   Assistant Secretary                                             11
   8.   Chief Financial Officer                                         12
   9.   Compensation                                                    12

ARTICLE V INDEMNIFICATION                                               12

   1.   Indemnification                                                 12
   2.   Insurance                                                       12
   3.   Notice to Shareholders of Indemnification of Director           13
   4.   Indemnification Nonexclusive; Inurement                         13

ARTICLE VI SHARES                                                       13

   1.   Certificates                                                    13
   2.   Facsimile Signatures                                            14
   3.   Transfers of Shares                                             14
   4.   Shares Held For Account of Another                              14

ARTICLE VII MISCELLANEOUS                                               15

   1.   Corporate Seal                                                  15
   2.   Fiscal Year                                                     15
   3.   Receipt of Notices by the Corporation                           15
   4.   Amendment of Bylaws                                             15


                                  BYLAWS
                                    OF
                         CAVION TECHNOLOGIES, INC.

                                 ARTICLE I
                               SHAREHOLDERS

     1. ANNUAL SHAREHOLDERS' MEETING. The annual shareholders' meeting shall be held on the date and at the time and place fixed from time to time by the board of directors; provided, however, that the first annual meeting shall be held on a date that is within six months after the close of the first fiscal year of the Corporation, and each successive annual meeting shall be held on a date that is within the earlier of six months after the close of the last fiscal year or fifteen months after the last annual meeting.

     2. SPECIAL SHAREHOLDERS' MEETING. A special shareholders' meeting for any purpose or purposes may be called by the board of directors or the president. The Corporation shall also hold a special shareholders' meeting in the event it receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than ten percent of all of the votes entitled to be cast on any issue proposed to be considered at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the board of directors or the president may determine.

     3.   RECORD DATE FOR DETERMINATION OF SHAREHOLDERS.

          (a) In order to make a determination of shareholders entitled to notice of or to vote at any shareholders' meeting or at any adjournment of a shareholders' meeting, entitled to demand a special shareholders' meeting, entitled to take any other action, entitled to receive payment of a share dividend or a distribution or for any other purpose, the board of directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy days and not less than ten days before the date of the proposed action.

          (b) Unless otherwise specified when the record date is fixed, the determination of shareholders shall be as of the Corporation's close of business on the record date.

          (c) A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which the board shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

          (d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders' meeting is the day before the first notice is given to shareholders.

          (e) The record date for determining shareholders entitled to take action without a meeting pursuant to Section 10 of this Article is the date upon which the first writing necessary to effect the action is received by the Corporation.

     4.   VOTING LIST.

          (a) After a record date is fixed for a shareholders' meeting, the Corporation shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

          (b) The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

          (c) The Corporation shall make the shareholders' list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

     5.   NOTICE TO SHAREHOLDERS.

          (a) The Corporation shall give notice to shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten nor more than sixty days before the date of the meeting; except that, if the Articles of Incorporation are to be amended to increase the number of authorized shares, at least thirty days' notice shall be given. Except as otherwise required by the Colorado Business Corporation Act, the Corporation shall be required to give such notice only to shareholders entitled to vote at the meeting.

          (b) Notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the Articles of Incorporation, a restatement of the Articles of Incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, or dissolution of the Corporation.

          (c) Notice of a special shareholders' meeting shall include a description of the purpose or purposes for which the meeting is called.

          (d) Notice of a shareholders' meeting shall be in writing and shall be given

               (1) by deposit in the United States mail, properly addressed to the shareholder's address shown in the Corporation's current record of shareholders, first class, postage prepaid, and, if so given, shall be effective when mailed; or

               (2) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

          (e) If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section 3(c) of this Article, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

          (f) If three successive notices are given by the Corporation, whether with respect to a shareholders' meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

     6.   QUORUM AND MANNER OF ACTING.

          (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter. If a quorum does not exist with respect to any voting group, the president or any shareholder or proxy that is present at the meeting, whether or not a member of that voting group, may adjourn the meeting to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to Section 3(c) of this Article, notice of the adjourned meeting shall be given pursuant to
Section 5 of this Article to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

          (b) If a quorum exists, action on a matter other than the election of directors is approved if the votes cast by the shareholders favoring the action exceed the votes cast by the shareholders opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation or any shareholder agreement among the shareholders of the Corporation. At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

     7. VOTING ENTITLEMENT OF SHARES. Except as stated in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders' meeting. Each shareholder shall be entitled to one vote for each of the shares owned by him or her in the election of each director to be elected and for whose election the shareholder has the right to vote.

     8.   PROXIES; ACCEPTANCE OF VOTES AND CONSENTS.

          (a)  A shareholder may vote either in person or by proxy.

          (b) An appointment of a proxy is effective against the Corporation when received by the Corporation. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

          (c) The Corporation may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver, or other writing purportedly signed by or for a shareholder, if such acceptance or rejection is in accordance with the provisions of Sections 7-107-203 and 7-107-205 of the Colorado Business Corporation Act.

     9.   WAIVER OF NOTICE.

          (a) A shareholder may waive any notice required by the Colorado Business Corporation Act, by the Articles of Incorporation or these Bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

          (b) By attending a meeting, a shareholder waives any objection to (1) lack of notice or defective notice of such meeting unless he or she objects, at the beginning of the meeting, to the holding of the meeting or the transaction of business at the meeting or (2) consideration at such meeting of any matter not within the purpose or purposes described in the notice of the meeting unless he or she objects to considering the matter when it is presented.

     10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Action taken pursuant to this Section shall be effective when the Corporation has received writings that describe and consent to the action, signed by all of the shareholders entitled to vote thereon. Action taken pursuant to this Section shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation. Such action shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

     11. MEETINGS BY TELECOMMUNICATIONS. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

     12. CONDUCT OF MEETINGS. All meetings of the shareholders shall be conducted in accordance with the Guidelines for the Conduct of Stockholders' Meetings published by the Corporate Governance Committee of the American Bar Association Business Law Section, from and after approval of the Guidelines by the Corporate Governance Committee; provided, however, that the Guidelines shall not be followed to the extent of any inconsistency with the Articles of Incorporation, these Bylaws, or applicable law.


                                ARTICLE II

                                 DIRECTORS

     1. AUTHORITY OF THE BOARD OF DIRECTORS. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.

     2. NUMBER. The number of directors shall be fixed by resolution of the board of directors from time to time and may be increased or decreased by resolution adopted by the board of directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     3. QUALIFICATION. Directors shall be natural persons at least eighteen years old but need not be residents of the State of Colorado or shareholders of the Corporation.

     4. ELECTION. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

     5. TERM. Unless otherwise provided in the Articles of Incorporation, each director shall be elected to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified.

     6. RESIGNATION. A director may resign at any time by giving written notice of his or her resignation to the Corporation. The resignation shall be effective when it is received by the Corporation unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

     7. REMOVAL. Any director may be removed by the shareholders, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

     8.   VACANCIES.

          (a) If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

               (1) The shareholders may fill the vacancy at the next annual meeting or at a special meeting called for that purpose; or

               (2)  The board of directors may fill the vacancy; or

               (3) If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

          (b) Notwithstanding Section 8(a) of this Article, if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

          (c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under
Section 6 of this Article or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     9. MEETINGS. The board of directors may provide by resolution the date, time and place, either within or outside Colorado, for the holding of regular meetings without other notice. Special meetings may be called by the president or by any two directors and shall be held at any time, date and place specified in the notice of the meeting. At any time when the board consists of a single director, that director may act at any time, date or place without a meeting.

     10. NOTICE OF SPECIAL MEETING. Notice of a special meeting shall be given to every director at least twenty-four hours before the time of the meeting, stating the date, time and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail or private carrier. Notice shall be effective at the earliest of the time it is received; five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class, postage prepaid; or the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to whom the notice is addressed.

     11. QUORUM. Except as provided in Section 8 of this Article, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

     12.  WAIVER OF NOTICE.

          (a)  A director may waive any notice before or after the time
and date of the meeting stated in the notice.   Except as provided by
Section 12(b) of this Article, the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the Corporation for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

          (b) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

     13. ATTENDANCE BY TELEPHONE. One or more directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     14. DEEMED ASSENT TO ACTION. A director who is present at a meeting of the board of directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

          (a) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

          (b) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

          (c) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the Corporation promptly after adjournment of the meeting.

The right of dissent or abstention pursuant to this Section as to a specific action is not available to a director who votes in favor of the action taken.

     15. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted by law to be taken at a board of directors' meeting may be taken without a meeting if all members of the board consent to such action in writing. Action shall be deemed to have been so taken by the board at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the Corporation or any other person authorized by the Bylaws or the board of directors to receive such a revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.


                                ARTICLE III

                   COMMITTEES OF THE BOARD OF DIRECTORS

     1.   COMMITTEES OF THE BOARD OF DIRECTORS.

          (a) Subject to the provisions of Section 7-109-106 of the Colorado Business Corporation Act, the board of directors may create one or more committees and appoint one or more members of the board of directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken, whether or not those directors constitute a quorum of the board.

          (b) The provisions of these Bylaws governing meetings, action without meeting, notice, waiver of notice and quorum and voting requirements of the board of directors apply to committees and their members as well.

          (c) To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the board, each committee shall exercise the authority of the board of directors with respect to the corporate powers and the management of the business and affairs of the Corporation; except that a committee shall not:

               (1)  Authorize distributions;

               (2) Approve or propose to shareholders action that the Colorado Business Corporation Act requires to be approved by shareholders;

               (3) Fill vacancies on the board of directors or any of its committees;

               (4)  Amend the Articles of Incorporation pursuant to
Section 7-110-102 of the Colorado Business Corporation Act;

               (5)  Adopt, amend or repeal Bylaws;

               (6) Approve a plan of merger not requiring shareholder approval;

               (7) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

               (8) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares; except that the board of directors may authorize a committee or an officer to do so within limits specifically prescribed by the board of directors.

          (d) The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with the standard of conduct described in section 7-108-401 of the Colorado Business Corporation Act.


                                ARTICLE IV

                                 OFFICERS

     1. GENERAL. The Corporation shall have as officers a president, a secretary, and a chief financial officer, who shall be appointed by the board of directors. The board of directors may appoint as additional officers a chairman and other officers of the board. The board of directors, the president, and such other subordinate officers as the board of directors may authorize from time to time, acting singly, may appoint as additional officers one or more vice presidents, assistant secretaries, and such other subordinate officers as the board of directors, the president, or such other appointing officers deem necessary or appropriate. The officers of the Corporation shall hold their offices for such terms and shall exercise such authority and perform such duties as shall be determined from time to time by these Bylaws, the board of directors, or (with respect to officers who are appointed by the president or other appointing officers) the persons appointing them; provided, however, that the board of directors may change the term of offices and the authority of any officer appointed by the president or other appointing officers. Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen years old.

     2. TERM. Each officer shall hold office from the time of appointment until the time of removal or resignation pursuant to Section 3 of this Article or until the officer's death.

     3. REMOVAL AND RESIGNATION. Any officer appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by the president or other appointing officer may be removed at any time by the board of directors or by the person appointing the officer. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the president, to the secretary, or to the officer who appointed the officer. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.

     4. PRESIDENT. The president shall preside at all meetings of shareholders, and the president shall also preside at all meetings of the board of directors unless the board of directors has appointed a chairman, vice chairman, or other officer of the board and has authorized such person to preside at meetings of the board of directors instead of the president. Subject to the direction and control of the board of directors, the president shall be the chief executive officer of the Corporation and as such shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president may negotiate, enter into, and execute contracts, deeds, and other instruments on behalf of the Corporation as are necessary and appropriate to conduct the business and affairs of the Corporation or as are approved by the board of directors. The president shall have such additional authority and duties as are appropriate and customary for the office of president and chief executive officer, except as the same may be expanded or limited by the board of directors from time to time.

     5. VICE PRESIDENT. The vice president, if any, or, if there are more than one, the vice presidents in the order determined by the board of directors or the president (or, if no such determination is made, in the order of their appointment), shall be the officer or officers next in seniority after the president. Each vice president shall have such authority and duties as are prescribed by the board of directors or president. Upon the death, absence, or disability of the president, the vice president, if any or, if there are more than one, the vice presidents in the order determined by the board of directors or the president, shall have the authority and duties of the president.

     6. SECRETARY. The secretary shall be responsible for the preparation and maintenance of minutes of the meetings of the board of directors and of the shareholders and of the other records and information required to be kept by the Corporation under Section 7-116-101 of the Colorado Business Corporation Act and for authenticating records of the Corporation. The secretary shall also give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and have authority to affix the corporate seal and/or attest to any instrument requiring it, be responsible for the maintenance of all other corporate records and files and for the preparation and filing of reports to governmental agencies (other than tax returns), and have such other authority and duties as are appropriate and customary for the office of secretary, except as the same may be expended or limited by the board of directors from time to time.

     7. ASSISTANT SECRETARY. The assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment) shall, under the supervision of the secretary, perform such duties and have such authority as may be prescribed from time to time by the board of directors or the secretary. Upon the death, absence, or disability of the secretary, the assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order designated by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the secretary.

     8. CHIEF FINANCIAL OFFICER. The chief financial officer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation, and shall be responsible for the preparation and filing of tax returns. The chief financial officer shall receive all moneys paid to the Corporation and, subject to any limits imposed by the board of directors, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Corporation's name and on the Corporation's behalf, and give full discharge for the same. The chief financial officer shall also have charge of disbursement of funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors. The chief financial officer shall have such additional authority and duties as are appropriate and customary for the office of chief financial officer, except as the same may be expanded or limited by the board of directors from time to time.

     9. COMPENSATION. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.


                                 ARTICLE V

                              INDEMNIFICATION

     1. INDEMNIFICATION. The Corporation shall indemnify any person against all liability and expense incurred by reason of the person being or having been a director or officer of the Corporation to the full extent and in any manner that directors may be indemnified under the Colorado Business Corporation Act, as in effect at any time. The Corporation shall also indemnify any person who is serving or has served the Corporation as director or officer to the extent and in the manner provided in any bylaw, resolution of the directors or shareholders, contract or otherwise, so long as such provision is legally permissible. In the discretion of the board of directors, the Corporation may indemnify an employee, fiduciary or agent who is not a director or officer to the same extent as a director or officer.

     2. INSURANCE. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other entity (including without limitation an employee benefit plan), against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under this Article. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

     3. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

     4. INDEMNIFICATION NONEXCLUSIVE; INUREMENT. The indemnification provided by this Article shall not be deemed exclusive of any other rights and procedures to which the indemnified party may be entitled under the articles of incorporation, any bylaw, agreement, vote of the shareholders or directors, contract of insurance or otherwise. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of such person's heirs, personal representatives and administrators.


                                ARTICLE VI

                                  SHARES

     1. CERTIFICATES. Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the board of directors and shall be signed by the chairman or vice chairman of the board of directors, chief executive officer, president or any vice president, and by the secretary, assistant secretary, or chief financial officer. If the Corporation has only one officer, the certificates may be signed by that officer alone. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state:

          (a) On the front of the certificate (1) that the Corporation is organized under the laws of the State of Colorado; (2) the name of the person to whom issued; and (3) the number and class of the shares and the designation of the series, if any, that the certificate represents; and

          (b) On the front or back of the certificate (1) a conspicuous statement that the Corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; and (2) a conspicuous statement summarizing any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

     2. FACSIMILE SIGNATURES. Where a certificate is signed by a transfer agent or registrar other than the Corporation or its employee, any or all of the officers' signatures on the certificate required by
Section 1 of this Article may be facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     3. TRANSFERS OF SHARES. Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any shares are registered on its books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.

     4. SHARES HELD FOR ACCOUNT OF ANOTHER. The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

          (a)  The classification of shareholders who may certify;

          (b) The purpose or purposes for which the certification may be made;

          (c) The form of certification and information to be contained herein;

          (d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

          (e) Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.


                                ARTICLE VII

                               MISCELLANEOUS

     1. CORPORATE SEAL. The board of directors may adopt a seal, circular in form and bearing the name of the Corporation and the words "SEAL" and "COLORADO," which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

     2. FISCAL YEAR. The board of directors may, by resolution, adopt a fiscal year for the Corporation.

     3. RECEIPT OF NOTICES BY THE CORPORATION. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation when they are received:

          (a) At the registered office of the Corporation in the State of Colorado;

          (b) At the principal office of the Corporation addressed to the attention of the secretary of the Corporation; or

          (c) By any other person authorized from time to time by the board of directors, the president, or the secretary to receive such writings, wherever such person is found.

     4. AMENDMENT OF BYLAWS. These Bylaws may at any time and from time to time be amended, supplemented, or repealed by the shareholders, or (except as restricted by Article 110 of the Colorado Business Corporation Act, as amended) by the board of directors.